Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-82124) and Form S-8 (File Nos. 333-41360, 333-68306, 333-122787 and 333-129008) of Mediacom Communications Corporation of our report dated March 13, 2009 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
March 13, 2009